EXHIBIT 99

For Information Contact
At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 614-5751	(310) 208-2550
James S. Westfall, EVP and CFO
(650) 813-8275

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS THIRD QUARTER 2004

NET INCOME OF $22.5 MILLION OR $0.40 PER SHARE

PALO ALTO, Calif., October 20, 2004 – Greater Bay Bancorp (Nasdaq:GBBK), a $7.1 billion in assets financial services holding company, today announced results for the third quarter and nine months ended September 30, 2004.

For the third quarter of 2004, Greater Bay Bancorp’s net income was $22.5 million, or $0.40 per diluted share, compared to $22.4 million, or $0.39 per diluted share, for the third quarter of 2003, and $24.5 million, or $0.43 per diluted share, for the second quarter of 2004. For the first nine months of 2004, net income was $71.8 million, or $1.26 per diluted share, compared to $70.6 million, or $1.26 per diluted share for the first nine months of 2003.

Return on average common equity for the third quarter of 2004 was 13.90% versus 13.93% in the third quarter of 2003, and 15.46% in the second quarter of 2004. Return on average assets for the third quarter of 2004 was 1.20% compared to 1.11% in the third quarter of 2003, and 1.29% in the second quarter of 2004. Return on average common equity for the first nine months of 2004 was 14.72% compared to 15.02% for the same period in 2003. Return on average assets rose to 1.27% for the first nine months of 2004 versus 1.18% for the first nine months of 2003.

Operating results in the third quarter of 2004 included a gain on the sale of securities of $2.8 million, which was offset by the recognition of tax expenses from prior periods totaling $1.1 million, certain operating expenses totaling $1.6 million, and a $1.2 million adjustment in loan fee income recognition.

“We are pleased to report another solid quarter of core operating results and that we are able to post a second consecutive quarter of loan growth after several periods of decline,” commented Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp. “We continued our proactive efforts to manage our financial position in light of the prevailing interest rate environment which we believe will enhance our flexibility and potential for future growth. We also note that our business environment continues to be both dynamic and challenging, and believe that we are responding to that environment in ways that fortify our platform for superior long-term performance.”

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Greater Bay Bancorp Reports Third Quarter 2004 Earnings Results

October 20, 2004

Non-Interest Income

Non-interest income for the third quarter of 2004 increased to $47.8 million from $43.9 million in the third quarter of 2003, an increase of $3.9 million. This increase was primarily attributable to higher insurance commissions and fees of $2.1 million in the Company’s subsidiary, ABD Insurance and Financial Services (“ABD”), an increase of $1.5 million in rental revenue on operating leases booked by the Company’s Greater Bay Capital small ticket leasing unit and an increase of $2.5 million in the gain on sale of securities. These increases were partially offset by a $1.3 million reduction in loan sale gains.

Non-interest income during the third quarter of 2004 increased to $47.8 million from $46.6 million in the second quarter of 2004, an increase of $1.1 million. This increase was reflective of a $1.9 million increase in gain on sale of securities and a $0.5 million gain on sale of a former facility.

For the first nine months of 2004, non-interest income rose to $141.9 million from $131.0 million for the same period one year ago. This growth included an increase of $11.0 million in insurance commissions and fees and an increase of $4.4 million in operating lease rental revenue. These increases were partially offset by reduced loan sale gains of $1.8 million.

Non-interest income as a percentage of total revenues increased in the third quarter of 2004 to 40.0%, compared to 37.7% in the third quarter of 2003 and 39.3% in the second quarter of 2004. For the first nine months of 2004, this figure stood at 39.5%, which reflected an increase from 37.0% for the same period in 2003.

Operating Expenses

Operating expenses for the third quarter of 2004 increased by $6.2 million to $78.7 million relative to the third quarter of 2003. Major components of the change from the 2003 period included increases of:

•	$2.9 million in legal and professional fees primarily incurred in conjunction with Sarbanes-Oxley Act compliance activities;
•	$1.5 million of leased equipment depreciation associated with operating leases booked by the Company’s Greater Bay Capital unit; and
•	$1.2 million in compensation and benefits expense.

Operating expenses increased during the third quarter of 2004 by approximately $1.6 million compared to the second quarter of 2004. The key components of the change from the second quarter included increases of:

•	$1.6 million resulting from an adjustment to the amortization of occupancy and equipment costs, settlement of a legal claim, recognition of capitalized expenses related to a terminated corporate development project, and adjustments to the amortization of preferred stock and debt issuance costs; and
•	$1.0 million in Sarbanes-Oxley compliance costs.

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Greater Bay Bancorp Reports Third Quarter 2004 Earnings Results

October 20, 2004

The above increases in expenses were offset by a $1.5 million reduction in benefits expense as compared to the second quarter of 2004.

Operating expenses for the first nine months of 2004 rose by $17.7 million compared to the same period in 2003. The change from the 2003 period was largely attributable to increases of:

•	$12.0 million in ABD expenses, reflecting business activity growth;
•	$3.8 million in leased equipment depreciation associated with operating leases booked by the Company’s Greater Bay Capital unit; and
•	$1.5 million in legal and professional fees (entirely attributable to Sarbanes-Oxley compliance costs, which amounted to $2.9 million in the year-to-date period).

Balance Sheet

At September 30, 2004, Greater Bay Bancorp’s total assets were $7.1 billion, total securities were $1.8 billion, total loans were $4.5 billion and total deposits were $5.2 billion.

Between September 30, 2003 and September 30, 2004, total loans declined by $131.8 million. This year-over-year portfolio contraction was driven by a decline in real estate construction loans outstanding of $144.6 million, which the Company believes to be consistent with the relatively diminished level of commercial construction activity in its primary market area during that period.

Total loans grew by $26.7 million during the quarter. This primarily reflects an increase in the real estate construction and land portfolio of $44.4 million, and in the specialty finance portfolio of $29.0 million, which includes an $8.7 million increase in SBA loans. These increases were partially offset by declines in other commercial loans of $18.7 million, in term real estate of $11.4 million, and in consumer loans of $18.5 million.

Institutional time deposits and other wholesale borrowings at September 30, 2004 declined by $1.1 billion compared to September 30, 2003 and decreased by $385.4 million compared to June 30, 2004. Total core deposits (excluding institutional time deposits) increased by $324.4 million as of September 30, 2004, compared to September 30, 2003 and decreased by $123.4 million compared to June 30, 2004.

“We are pleased to have posted positive growth in loans outstanding for the period, and believe that these results are a direct consequence of the attention and energies that have been applied to this critical area of our business,” stated Mr. Scordelis. “While we observed a decline in core deposit growth during the quarter, we believe our sustained record in this area represents an enduring strength that will serve us well in terms of both our future growth and balance sheet flexibility.”

During the quarter, the Company continued the planned reduction of its securities portfolio. Total securities at September 30, 2004, of $1.8 billion represent a decrease of $566.8 million compared to September 30, 2003 and a decrease of $421.2 million compared to June 30, 2004. Of the decrease from June 30, 2004, approximately $350 million was attributable to the sale of securities at a total gain of $2.8 million, with the remaining reduction resulting from normal portfolio run-off.

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Greater Bay Bancorp Reports Third Quarter 2004 Earnings Results

October 20, 2004

“These actions were taken in an effort to realize several tangible benefits,” stated James Westfall, Executive Vice President and Chief Financial Officer. “In addition to the gains afforded by the prevailing interest rate environment during the period, the shrinkage of the portfolio further moderated our exposure to changes in tangible equity, strengthened our overall capital position, and reaffirmed the Company’s asset-sensitive bias within our overall objective of relative interest rate risk neutrality.”

Credit Quality Overview

Net charge-offs in the third quarter of 2004 were $3.6 million, or 0.32 % of average annualized loans, compared to $9.5 million or 0.81% one year ago and $4.0 million or 0.36% for the second quarter of 2004. Net charge-offs for the first nine months of 2004 totaled $13.1 million or 0.39% of average annualized loans, compared to $22.3 million or 0.63% for the first nine month of 2003.

Nonperforming assets were $59.3 million at September 30, 2004, compared to $58.1 million at September 30, 2003 and $42.2 million at June 30, 2004. The ratio of nonperforming assets to total assets was 0.83% at September 30, 2004, compared to 0.75% at September 30, 2003 and 0.55% at June 30, 2004. The ratio of non-accrual loans to total loans was 1.31% at September 30, 2004, compared to 1.26% at September 30, 2003 and 0.95% at June 30, 2004.

The Company’s provision for loan losses was $1.3 million for the third quarter of 2004 compared to $8.0 million for the third quarter of 2003 and $2.0 million for the second quarter of 2004. The provision for the first nine months of 2004 was $5.3 million compared to $21.2 million for the first nine months of 2003.

The allowance for loan losses stood at $118.3 million or 2.64% of total loans at September 30, 2004, compared to $128.5 million or 2.78% of total loans at September 30, 2003 and $120.6 million or 2.71% of total loans at June 30, 2004.

Capital Overview

The capital ratios of Greater Bay Bancorp and its subsidiary bank continue to substantially exceed well-capitalized guidelines established by bank regulatory agencies.

The Company’s total tangible equity to tangible assets ratio was 7.56% at September 30, 2004 compared to 6.86% at September 30, 2003 and 6.68% as of June 30, 2004. The increase during the third quarter primarily reflected an increase of $18.4 million in the valuation of its securities portfolio, a contraction of $503.6 million in total assets, and the impact of retained earnings.

At September 30, 2004, year-to-date repurchases under the Company’s $70.0 million share repurchase program totaled approximately 2.2 million shares at an average price of $27.26 per share. During the third quarter, the Company repurchased approximately 380,000 shares at an average purchase price of $25.49. Remaining unused repurchase authority at September 30, 2004 was $10.8 million.

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Greater Bay Bancorp Reports Third Quarter 2004 Earnings Results

October 20, 2004

Net Interest Margin and Interest Rate Risk Management

Greater Bay Bancorp’s average net interest margin for the third quarter of 2004 was 4.27%, compared to 4.06% for the third quarter of 2003 and 4.29% for second quarter of 2004.

The 2 basis point decrease in the net interest margin from the second quarter is reflective of the following:

•	an 18 basis point increase in earning asset yields less a corresponding 12 basis point increase in related funding costs; and
•	an 8 basis point asset yield decrease attributable to a timing adjustment in our recognition of loan fee income.

Outlook For The Remainder of 2004

The guidance for the remainder of 2004 remains unchanged from that provided at the end of the second quarter.

•	Loan growth – based on the current forecast of moderate economic growth in our market area, and our clients’ current business outlook, we anticipate future loan portfolio growth ranging from the low single to mid-single digits. Even though we are now noting signs of limited job growth and improvement in the commercial real estate environment, the Bay Area economy continues to be challenging.
•	Deposit growth – we anticipate future core deposit growth in the mid-single digits. We will adjust our use of institutional time deposits and other non-relationship funding sources to meet funding needs not satisfied by core deposit and capital funding sources.
•	Credit quality – based on our continued aggressive credit risk management and the current economic outlook, we anticipate that future net charge-offs could range from 60 basis points to 70 basis points of average loans outstanding.
•	Net interest margin – based on balance sheet trends and the rate sensitivity of the Company’s assets and liabilities, we expect the margin to fluctuate in the 4.40% to 4.50% range.

Conference Call

The Company will broadcast its earnings conference call live via the internet at 8:00 a.m. (PDT) on October 20, 2004. Participants may access this conference call through the Company’s website at http://www.gbbk.com, under the “Investor Info” link, or through http://www.FullDisclosure.com. You should go to either of these websites 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call.

A replay of the conference call will be available on the websites. A telephone replay will also be available beginning at 11 a.m. PDT on October 20 through midnight on October 27, 2004 by dialing

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Greater Bay Bancorp Reports Third Quarter 2004 Earnings Results

October 20, 2004

800-642-1687 or 706-645-9291 and providing Conference ID 1339027.

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through its community banking organization, including Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank. Nationally, Greater Bay Bancorp provides specialized leasing and loan services through its specialty finance group, which includes Matsco, CAPCO and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) any difficulties that may be encountered in consolidating the bank subsidiaries and in realizing operating efficiencies; (3) government regulation; and (4) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp’s Third Quarter 2004 Earnings Results

October 20, 2004

GREATER BAY BANCORP

SEPTEMBER 30, 2004 – FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:

	Sept 30 2004	Jun 30 2004	Mar 31 2004	Dec 31 2003	Sept 30 2003
Cash and Due From Banks	$184,639	$242,517	$251,895	$238,534	$258,054
Fed Funds Sold	8,000	22,000	216,000	35,000	53,000
Securities	1,835,647	2,256,839	2,177,330	2,229,509	2,402,434
Loans:
Commercial	1,951,813	1,941,573	1,929,257	1,937,766	1,945,030
Term Real Estate – Commercial	1,647,568	1,658,921	1,632,921	1,636,356	1,656,059

Total Commercial	3,599,381	3,600,494	3,562,178	3,574,122	3,601,089
Real Estate Construction and Land	459,533	415,155	479,692	537,079	604,172
Real Estate Other	272,684	268,947	261,127	273,504	253,502
Consumer and Other	152,553	171,003	146,022	167,593	158,119
Deferred Fees and Discounts, Net	(14,457)	(12,575)	(12,812)	(14,491)	(15,413)

Total Loans, Net of Deferred Fees and Discounts	4,469,694	4,443,024	4,436,207	4,537,807	4,601,469
Allowance for Loan and Lease Losses	(118,349)	(120,625)	(122,609)	(126,168)	(128,499)

Total Loans, Net	4,351,345	4,322,399	4,313,598	4,411,639	4,472,970
Goodwill	178,317	178,317	178,317	177,991	148,714
Other Intangible Assets	41,310	43,544	45,778	47,238	51,102
Other Assets	507,346	544,539	455,289	458,372	404,887

Total Assets	$7,106,604	$7,610,155	$7,638,207	$7,598,283	$7,791,161

Deposits:
Demand, Non-Interest Bearing	$1,053,348	$1,045,651	$1,030,169	$1,077,648	$1,043,433
NOW, MMDA and Savings	3,272,922	3,361,211	3,133,005	2,858,647	2,865,841
Time Deposits, $100,000 and over	716,911	725,753	696,885	735,657	768,712
Other Time Deposits	152,376	174,297	321,384	640,715	760,925

Total Deposits	5,195,557	5,306,912	5,181,443	5,312,667	5,438,911

Other Borrowings	714,883	1,112,334	1,270,255	1,071,880	1,215,677
Subordinated Debt	210,311	210,311	210,311	210,311	210,311
Other Liabilities	233,332	253,396	227,877	240,746	193,303

Total Liabilities	6,354,083	6,882,953	6,889,886	6,835,604	7,058,202

Preferred Stock of Real Estate Investment Trust Subsidiaries	12,582	12,162	12,162	12,162	12,162

Convertible Preferred Stock	91,917	91,924	92,050	91,752	80,441
Common Shareholders’ Equity	648,022	623,116	644,109	658,765	640,356

Total Equity	739,939	715,040	736,159	750,517	720,797

Total Liabilities and Total Equity plus Minority Interest	$7,106,604	$7,610,155	$7,638,207	$7,598,283	$7,791,161

Average Quarterly Total Loans, excluding Nonaccrual	$4,412,082	$4,414,731	$4,450,875	$4,494,411	$4,623,844
Average Quarterly Securities	$2,135,059	$2,325,402	$2,272,026	$2,397,036	$2,487,171
Average Quarterly Interest Earning Assets	$6,547,141	$6,740,133	$6,722,901	$6,891,447	$7,111,015

Average Quarterly Deposits	$5,311,140	$5,280,262	$5,210,518	$5,382,868	$5,509,736
Average Quarterly Interest Bearing Liabilities	$5,383,185	$5,613,803	$5,533,915	$5,720,832	$6,039,904

Average Quarterly Assets	$7,442,983	$7,637,696	$7,554,333	$7,697,315	$7,961,908
Average Quarterly Common Shareholders’ Equity	$642,523	$638,371	$674,670	$651,027	$636,796
Average Quarterly Total Equity	$734,443	$730,420	$766,721	$735,280	$717,237

Average YTD Interest Earning Assets	$6,669,512	$6,731,632	$6,722,901	$7,084,821	$7,152,886
Average YTD Assets	$7,544,040	$7,595,354	$7,554,333	$7,915,037	$7,988,379
Average YTD Common Shareholders’ Equity	$651,820	$656,520	$674,670	$633,503	$628,211
Average YTD Total Equity	$743,826	$748,570	$766,721	$714,113	$708,836

Total Regulatory Capital
Tier I Capital	$733,579	$727,214	$704,790	$745,586	$735,514
Total Risk-based Capital	$804,839	$799,306	$775,571	$818,743	$808,986

Nonperforming Assets
Nonaccrual Loans	$58,741	$42,230	$48,042	$61,700	$58,072
OREO	—	—	1,200	—	—
Other Nonperforming Assets	534	—	—	—	—

Total Nonperforming Assets	$59,275	$42,230	$49,242	$61,700	$58,072

Greater Bay Trust Company Assets	$653,910	$647,022	$640,063	$629,333	$619,528

Greater Bay Bancorp’s Third Quarter 2004 Earnings Results

October 20, 2004

GREATER BAY BANCORP

SEPTEMBER 30, 2004 – FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003	Third Quarter 2003
Interest Income	$93,574	$93,604	$96,745	$98,197	$98,728
Interest Expense	23,307	21,722	21,374	22,975	26,040

Net Interest Income Before Provision for Loan and Lease Losses	70,267	71,882	75,371	75,222	72,688
Provision for Loan and Lease Losses	1,308	2,000	2,000	7,000	8,000

Net Interest Income After Provision for Loan and Lease Losses	68,959	69,882	73,371	68,222	64,688

Non-interest Income:
Insurance Commissions and Fees	33,276	32,916	34,581	27,747	31,174
Rental Revenue on Operating Leases	3,067	2,665	2,317	1,934	1,537
Gains on Sale of Securities, net	2,825	930	1,364	623	277
Service Charges and Other Fees	2,599	2,624	2,623	2,754	2,792
Loan and International Banking Fees	2,013	2,022	2,096	2,242	2,785
Trust Fees	972	974	851	925	813
ATM Network Revenue	314	333	360	430	492
Gain on Sale of Loans	69	639	278	1,059	1,398
Other Income	2,632	3,522	3,003	2,819	2,656

Total Non-interest Income	47,767	46,625	47,473	40,533	43,924

Operating Expenses:
Salaries	41,207	40,840	41,480	40,878	40,295
Deferred Loan Origination Costs	(3,772)	(3,797)	(3,019)	(3,709)	(3,898)
Benefits	7,075	8,583	11,123	7,512	6,912

Total Compensation and Benefits	44,510	45,626	49,584	44,681	43,309
Occupancy and Equipment	11,570	10,251	10,205	10,390	10,695
Legal and Other Professional Fees	6,525	4,646	3,298	3,641	3,601
Depreciation – Equipment Leased to Others	2,549	2,252	1,905	1,712	1,096
Amortization of Intangibles	2,071	2,072	2,071	1,889	1,949
Marketing and Promotion	1,741	1,729	1,669	1,755	1,428
Telephone, Postage and Supplies	1,670	1,853	1,749	1,854	1,767
Data Processing	1,303	1,272	1,227	1,267	1,431
Insurance	1,267	1,257	1,271	837	1,131
Correspondent Bank Charges	623	692	862	1,036	1,101
FDIC Insurance and Regulatory Assessments	458	496	500	505	588
Client Services Expenses	318	272	327	337	294
Expenses on Other Real Estate Owned	—	214	134	—	546
Contribution to Greater Bay Bancorp Foundation	—	—	900	—	—
Other Expenses	3,654	3,987	3,886	3,711	3,152

	78,259	76,619	79,588	73,615	72,088
Dividends Paid on Preferred Stock of Real Estate Investment Trust Subsidiaries	456	456	456	464	453

Total Operating Expenses	78,715	77,075	80,044	74,079	72,541

Income Before Provision for Income Taxes	38,011	39,432	40,800	34,676	36,071
Provision for Income Taxes	15,556	14,899	15,948	13,256	13,710

Net Income	$22,455	$24,533	$24,852	$21,420	$22,361

Greater Bay Bancorp’s Third Quarter 2004 Earnings Results

October 20, 2004

GREATER BAY BANCORP

SEPTEMBER 30, 2004 – FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s)

SELECTED CONSOLIDATED OPERATING DATA FOR THE NINE MONTH PERIODS:

	YTD Sept 30 2004	YTD Sept 30 2003
Interest Income	$283,923	$309,522
Interest Expense	66,403	86,863

Net Interest Income Before Provision for Loan and Lease Losses	217,520	222,659
Provision for Loan and Lease Losses	5,308	21,195

Net Interest Income After Provision for Loan and Lease Losses	212,212	201,464

Non-interest Income:
Insurance Commissions and Fees	100,773	89,761
Rental Revenue on Operating Leases	8,049	3,648
Service Charges and Other Fees	7,846	8,618
Loan and International Banking Fees	6,131	7,715
Gains on Sale of Securities, net	5,119	7,258
Trust Fees	2,797	2,389
ATM Network Revenue	1,007	1,343
Gain on Sale of Loans	986	2,834
Other Income	9,157	7,443

Total Non-interest Income	141,865	131,009

Operating Expenses:
Salaries	123,527	117,922
Deferred Loan Origination Costs	(10,588)	(10,494)
Benefits	26,781	23,314

Total Compensation and Benefits	139,720	130,742
Occupancy and Equipment	32,026	30,508
Legal and Other Professional Fees	14,469	12,953
Depreciation – Equipment Leased to Others	6,706	2,903
Amortization of Intangibles	6,214	5,291
Telephone, Postage and Supplies	5,272	5,391
Marketing and Promotion	5,139	4,365
Data Processing	3,802	4,089
Insurance	3,795	3,650
Correspondent Bank Charges	2,177	3,483
FDIC Insurance and Regulatory Assessments	1,454	1,568
Client Services Expenses	917	956
Contribution to Greater Bay Bancorp Foundation	900	—
Expenses on Other Real Estate Owned	348	1,065
Other Expenses	11,527	9,805

	234,466	216,769
Dividends Paid on Preferred Stock of Real Estate Investment Trust Subsidiaries	1,368	1,360

Total Operating Expenses	235,834	218,129

Income Before Provision for Income Taxes	118,243	114,344
Provision for Income Taxes	46,403	43,761

Net Income	$71,840	$70,583

Greater Bay Bancorp’s Third Quarter 2004 Earnings Results

October 20, 2004

GREATER BAY BANCORP

SEPTEMBER 30, 2004 – FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:

	Sept 30 2004	Jun 30 2004	Mar 31 2004	Dec 31 2003	Sept 30 2003
FINANCIAL RATIOS:
Loan to Deposit Ratio	86.03%	83.72%	85.62%	85.41%	84.60%
Ratio of Allowance for Loan and Lease Losses to:
Average Loans	2.65%	2.71%	2.73%	2.77%	2.74%
End of Period Loans	2.64%	2.71%	2.76%	2.77%	2.78%
Total Nonaccrual Loans	201.48%	285.64%	255.21%	204.49%	221.28%

Ratio of Provision for Loan and Lease Losses to Average Loans, annualized	0.12%	0.18%	0.18%	0.61%	0.68%

Total Nonaccrual Loans to Total Loans	1.31%	0.95%	1.08%	1.36%	1.26%
Total Nonperforming Assets to Total Assets	0.83%	0.55%	0.64%	0.81%	0.75%

Ratio of Quarterly Net Charge-offs to Average Loans, annualized	0.32%	0.36%	0.50%	0.81%	0.81%
Ratio of YTD Net Charge-offs to YTD Average Loans	0.39%	0.43%	0.50%	0.67%	0.63%

Loan Growth, current quarter to prior year quarter	-2.86%	-5.62%	-6.00%	-5.29%	-1.97%
Loan Growth, current quarter to prior quarter, annualized	2.39%	0.62%	-9.01%	-5.49%	-8.94%
Loan Growth, YTD	-2.01%	-4.20%	-9.01%	-5.29%	-5.29%

Core Deposits Growth, current quarter to prior year quarter (1)	7.10%	10.32%	6.20%	3.09%	4.20%
Core Deposits Growth, current quarter to prior quarter, annualized	-9.79%	22.70%	16.20%	-0.35%	1.87%
Core Deposits Growth, YTD	9.61%	19.91%	16.20%	3.09%	4.26%

Deposits Growth, current quarter to prior year quarter	-4.47%	-4.35%	-6.16%	0.77%	-0.09%
Deposits Growth, current quarter to prior quarter, annualized	-8.35%	9.74%	-9.93%	-9.21%	-7.82%
Deposits Growth, YTD	-2.94%	-0.22%	-9.93%	0.77%	4.23%

Revenue Growth, current quarter to prior year quarter	1.22%	2.05%	1.58%	-3.12%	-18.56%
Revenue Growth, current quarter to prior quarter, annualized	-1.59%	-14.20%	24.63%	-2.92%	1.66%

Net Interest Income Growth, current quarter to prior year quarter	-3.33%	-2.60%	-1.05%	-7.16%	-17.06%
Net Interest Income Growth, current quarter to prior quarter, annualized	-8.94%	-18.62%	0.80%	13.83%	-6.00%

Average Earning Assets to Average Total Assets	87.96%	88.25%	88.99%	89.53%	89.31%
Average Earning Assets to Average Interest-Bearing Liabilities	121.62%	120.06%	121.49%	120.46%	117.73%

Capital Ratios:
Tier 1 leverage ratio	10.18%	9.83%	9.64%	9.98%	9.49%
Tier 1 risk-based capital ratio	12.98%	12.72%	12.58%	12.87%	12.64%
Total risk-based capital ratio	14.24%	13.98%	13.84%	14.13%	13.90%

Risk Weighted Assets	$5,651,203	$5,715,605	$5,604,682	$5,793,334	$5,818,104

Common Book Value Per Common Share	$12.73	$12.18	$12.57	$12.54	$12.28
Total Common Shares Outstanding	50,907,052	51,177,202	51,238,680	52,529,850	52,160,193

NON-GAAP RATIOS (2):
Tangible Total Equity plus Minority Interest (3) to Tangible Assets (4)	7.74%	6.84%	7.07%	7.29%	7.02%
Tangible Total Equity (5) to Tangible Assets (4)	7.56%	6.68%	6.91%	7.12%	6.86%

Tangible Common Book Value Per Common Share, including Convertible Preferred Stock (6)	$9.64	$9.10	$9.43	$9.51	$9.49
Tangible Common Book Value Per Common Share, excluding Convertible Preferred Stock (7)	$8.42	$7.84	$8.20	$8.25	$8.45

(1)	Core Deposits includes Total Deposits, less Institutional Time Deposits.

(2)	Management believes that these ratios are meaningful measures because they reflect the equity deployed in the Company’s businesses. The following table sets forth the reconciliation of Common Shareholders’ Equity to Tangible Total Equity plus Minority Interest, Tangible Total Equity and Total Assets to Tangible Assets:

Common Shareholders’ Equity	$648,022	$623,116	$644,109	$658,765	$640,356
Convertible Preferred Stock	91,917	91,924	92,050	91,752	80,441
Preferred Stock of Real Estate Investment Trust Subsidiaries	12,582	12,162	12,162	12,162	12,162

Total Equity plus Minority Interest	752,521	727,202	748,321	762,679	732,959
Less: Goodwill and Other Intangible Assets	(219,627)	(221,861)	(224,095)	(225,229)	(199,816)

Tangible Total Equity plus Minority Interest (3)	$532,894	$505,341	$524,226	$537,450	$533,143

Common Shareholders’ Equity	$648,022	$623,116	$644,109	$658,765	$640,356
Convertible Preferred Stock	91,917	91,924	92,050	91,752	80,441

Total Equity	739,939	715,040	736,159	750,517	720,797
Less: Goodwill and Other Intangible Assets	(219,627)	(221,861)	(224,095)	(225,229)	(199,816)

Tangible Total Equity (5)	$520,312	$493,179	$512,064	$525,288	$520,981

Total Assets	$7,106,604	$7,610,155	$7,638,207	$7,598,283	$7,791,161
Less: Goodwill and Other Intangible Assets	(219,627)	(221,861)	(224,095)	(225,229)	(199,816)

Tangible Assets (4)	$6,886,977	$7,388,294	$7,414,112	$7,373,054	$7,591,345

(3)	Tangible Total Equity plus Minority Interest includes Common Shareholders’ Equity, Convertible Preferred Stock and Preferred Stock of Real Estate Investment Trust Subsidiaries, less Goodwill and Other Intangible Assets.

(4)	Tangible Assets includes Total Assets, less Goodwill and Other Intangible Assets.

(5)	Tangible Total Equity includes Common Shareholders’ Equity and Convertible Preferred Stock, less Goodwill and Other Intangible Assets.

(6)	Computed by dividing the sum of Common Shareholders’ Equity and Convertible Preferred Stock, less Goodwill and Other Intangible Assets by the sum of Total Common Shares outstanding and the number of Common Shares that the Convertible Preferred Stock is converted into.

(7)	Computed by dividing Common Shareholders’ Equity, less Goodwill and Other Intangible Assets by Total Common Shares outstanding.

Greater Bay Bancorp’s Third Quarter 2004 Earnings Results

October 20, 2004

GREATER BAY BANCORP

SEPTEMBER 30, 2004 – FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:

	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003	Third Quarter 2003
GAAP EPS
Net Income Per Common Share
Basic (1)	$0.41	$0.45	$0.44	$0.38	$0.40
Diluted (2)	$0.40	$0.43	$0.43	$0.37	$0.39

Weighted Average Common Shares Outstanding	51,046,000	51,108,000	52,654,000	52,363,000	52,093,000

Weighted Average Common & Common Equivalent Shares Outstanding (2)	52,460,000	52,613,000	54,266,000	53,961,000	53,134,000

GAAP Ratios
Return on Period Average Assets, annualized	1.20%	1.29%	1.32%	1.10%	1.11%
Return on Period Average Common Shareholders’ Equity, annualized	13.90%	15.46%	14.82%	13.05%	13.93%
Return on Period Average Total Equity, annualized	12.16%	13.51%	13.04%	11.56%	12.37%
Net Interest Margin – Average Earning Assets (3)	4.27%	4.29%	4.51%	4.33%	4.06%
Operating Expense Ratio (4)	4.21%	4.06%	4.26%	3.82%	3.61%
Efficiency Ratio (5)	66.69%	65.04%	65.16%	64.00%	62.21%
Total Operating Expenses	$78,715	$77,075	$80,044	$74,079	$72,541
Total Revenue	$118,034	$118,507	$122,844	$115,755	$116,612

NON-GAAP Ratios
Efficiency Ratio (Excluding the operating results of ABD) (6)	60.26%	57.24%	59.00%	54.11%	54.88%
ABD Operating Expenses	$27,857	$28,268	$28,139	$26,761	$25,880
ABD Revenue	$33,643	$33,245	$34,870	$28,301	$31,591

(1)	Net income available to common shareholders is based on total net income less preferred dividends of $1.7 million for Q3, Q2 and Q1, 2004, $1.5 million for Q4 and Q3 2003.

(2)	The convertible preferred stock was considered anti-dilutive in Q3, Q2 and Q1 2004, Q4 and Q3 2003, whereby the preferred dividends of $1.7 million divided by the common stock equivalent of the convertible preferred stock of 3,044,000 shares, 3,041,000 shares and 3,043,000 shares in Q3, Q2 and Q1 2004 were greater than the diluted earnings per share and the preferred dividends of $1.5 million divided by the common stock equivalent of the convertible preferred stock of 2,718,000 shares in Q4 and Q3 2003 were greater than the diluted earnings per share.

(3)	Net interest income for the period, annualized and divided by average quarterly interest earning assets.

(4)	Total operating expenses for the period, annualized and divided by average quarterly assets.

(5)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income).

(6)	Total operating expenses minus ABD operating expenses divided by total revenue minus ABD revenue.

Greater Bay Bancorp’s Third Quarter 2004 Earnings Results

October 20, 2004

GREATER BAY BANCORP

SEPTEMBER 30, 2004 – FINANCIAL SUMMARY (UNAUDITED)

($ in 000’s, except share and per share data)

SELECTED CONSOLIDATED OPERATING RATIOS FOR THE NINE MONTH PERIODS:

	YTD Sept 30 2004	YTD Sept 30 2003
GAAP EPS
Net Income Per Common Share
Basic (1)	$1.30	$1.27
Diluted (2)	$1.26	$1.26

Weighted Average Common Shares Outstanding	51,605,000	51,919,000

Weighted Average Common & Common Equivalent Shares Outstanding (2)	53,114,000	52,646,000

GAAP Ratios
Return on Period Average Assets, annualized	1.27%	1.18%
Return on Period Average Common Shareholders’ Equity, annualized	14.72%	15.02%
Return on Period Average Total Equity, annualized	12.90%	13.31%
Net Interest Margin – Average Earning Assets (3)	4.36%	4.16%
Operating Expense Ratio (4)	4.18%	3.65%
Efficiency Ratio (5)	65.62%	61.68%
Total Operating Expenses	$235,834	$218,129
Total Revenue	$359,385	$353,668

NON-GAAP Ratios
Efficiency Ratio (Excluding the operating results of ABD) (6)	58.83%	55.41%
ABD Operating Expenses	$84,264	$72,288
ABD Revenue	$101,758	$90,444

(1)	Net income available to common shareholders is based on total net income less preferred dividends of $5.0 million for YTD September 2004 and $4.4 million for YTD September 2003.

(2)	The convertible preferred stock was considered anti-dilutive in YTD September 2004 and YTD September 2003, whereby the preferred dividends of $5.0 million divided by the common stock equivalent of the convertible preferred stock of 3,047,000 shares in YTD September 2004 were greater than the diluted earnings per share and the preferred dividends of $4.4 million divided by the common stock equivalent of the convertible preferred stock of 2,740,000 shares in YTD September 2003 were greater than the diluted earnings per share.

(3)	Net interest income for the period, annualized and divided by YTD average interest earning assets.

(4)	Total operating expenses for the period, annualized and divided by YTD average assets.

(5)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income).

(6)	Total operating expenses minus ABD operating expenses divided by total revenue minus ABD revenue.